SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report : October 16, 2002

WINTER SPORTS, INC.
(Exact Name of Registrant as Specified in its Charter)

MONTANA
(State or Other Jurisdiction of Incorporation)

0-15030 (Commission File No.)	81-0221770 (I.R.S Employer Identification No.)

3910 Big Mountain Road, Whitefish, Montana (Address of Principal Executive Offices)	59937 (Zip Code)

(406) 862-1900 (Registrant’s Telephone Number, Including Area Code) Not Applicable (Former Name or Former Address, If Changed Since Last Report)

Item 4 Submission of Matters to a Vote of Security Holders

At the regular Annual Meeting of Shareholders held on October 15, 2002, the Shareholders re-elected 9 current Directors to one year terms. When voting for Directors, Shareholders are entitled to cast 9 votes for each share of common stock held with cumulative voting allowed. The Shareholders also voted to ratify Jordahl & Sliter, PLLC as independent auditors. The tables below summarize the voting results.

ELECTION OF DIRECTORS

	VOTES FOR	VOTES WITHHELD
Charles R. Abell	824,430	351,015
Jerome T. Broussard	1,124,541	520,299
Brian T. Grattan	874,907	260,508
Charles P. Grenier	691,497	550,029
Dennis L. Green	883,349	389,271
Jerry J. James	914,165	365,611
Michael T. Jenson	971,974	517,275
Darrel R. Martin	897,220	335,561
Michael J. Muldown	521,835	559,413

RATIFICATION OF AUDITORS

Shares voted FOR	847,631
Shares voted AGAINST	2,085
Shares ABSTAINING	6,331

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Winter Sports, Inc.

October 16, 2002	By: /s/ Michael Collins ————————————— Michael Collins President Chief Executive Officer (Principal Executive Officer)

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